Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130740 on Form S-8 of Republic Bancorp, Inc. of our report dated June 29, 2007, appearing in this annual report on Form 11-K of Republic Bancorp 401(k)/Profit Plan and Trust for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky

June 29, 2007